EXHIBIT 10.(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (File No. 333-148489) of our report dated April 29, 2009, relating to the statutory financial statements and schedules of Kemper Investors Life Insurance Company as of December 31, 2008 and 2007 and for each of the three years ended December 31, 2008 (prepared in conformity with accounting practices prescribed or permitted by the Illinois Department of Financial and Professional Regulations – Division of Insurance). We also consent to the use in this Registration Statement on Form N-4 of our report dated April 24, 2008, relating to the U.S. GAAP financial statements of Kemper Investors Life Insurance Company as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

April 29, 2009